Pleasant Village Limited Partnership

                            (A Limited Partnership)

                              FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 2006




                           Loveridge Hunt & Co., PLLC
                          CERTIFIED PUBLIC ACCOUNTANTS


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                                    CONTENTS


                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITOR'S REPORT ON FINANCIAL STATEMENTS.....................    1-2

FINANCIAL STATEMENTS:

     Balance Sheet.......................................................    3-4

     Statement of Operations.............................................      5

     Statement of Changes in Partners' Equity (Deficit)..................      6

     Statement of Cash Flows.............................................    7-8

     Notes to Financial Statements.......................................   9-12

ADDITIONAL INFORMATION...................................................  13-24

INDEPENDENT AUDITOR'S COMBINED REPORT ON INTERNAL CONTROL................  25-26

INDEPENDENT AUDITOR'S REPORT ON COMPLIANCE WITH SPECIFIC
     REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS.......................  27-28

INDEPENDENT AUDITOR'S REPORT ON COMPLIANCE WITH SPECIFIC
     REQUIREMENTS APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION......     29

OWNER'S CERTIFICATION....................................................     30

MANAGEMENT AGENT'S CERTIFICATION.........................................     31

AUDITOR'S TRANSMITTAL LETTER.............................................     32

                           Loveridge Hunt & Co., PLLC
                          CERTIFIED PUBLIC ACCOUNTANTS


              INDEPENDENT AUDITOR'S REPORT ON FINANCIAL STATEMENTS


Partners
Pleasant Village Limited Partnership
Portland, Oregon


We have audited the accompanying balance sheet of Pleasant Village Limited Partnership, owner of Pleasant Village Apartments Hud Section 8 Contract No. TX16L00024, as of December 31, 2006, and the related statements of operations, changes in partners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America and Government Auditing Standards, issued by the
                                    -----------------------------
Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pleasant Village Limited Partnership as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying additional information on pages 13 through 24 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such additional information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

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       INDEPENDENT AUDITOR'S REPORT ON FINANCIAL STATEMENTS - (CONTINUED)

In accordance with Government Auditing Standards, we have also issued reports
                   -----------------------------
dated March 28, 2007, on our consideration of the Partnership's internal control over financial reporting and on our tests of its compliance with certain provisions of laws, regulations, contracts and grant agreements and other matters. The purpose of those reports is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing and not to provide an opinion on the internal control over financial reporting or on compliance. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be read in
                             -----------------------------
conjunction with this report in considering the results of our audit.





/s/ Loveridge Hunt & Co., PLLC
------------------------------
March 28, 2007

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                      Pleasant Village Limited Partnership

                                 BALANCE SHEET

                               December 31, 2006


                                     ASSETS
                                     ------


Rental property and equipment, at cost:
  Buildings,furnishings and equipment                               $ 2,372,959
  Accumulated depreciation                                             (238,105)
                                                                    -----------
                                                                      2,134,854
  Land                                                                  735,000
                                                                    -----------
                                                                      2,869,854
Restricted deposits:
  Other reserves                                                      3,521,230
  Tenant trust - security deposits                                       14,330
                                                                    -----------
                                                                      3,535,560
Other assets:
  Cash                                                                  104,133
  Accounts receivable                                                    11,899
  Miscellaneous receivables                                              34,332
  Intangible assets, net of amortization of $2,615                      175,068
  Construction in progress                                            2,004,344
                                                                    -----------
                                                                      2,329,776
                                                                    -----------

                                                                    $ 8,735,190
                                                                    ===========



                              Continued on Page 4.

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                      Pleasant Village Limited Partnership

                          BALANCE SHEET - (CONTINUED)

                               December 31, 2006


                   LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
                   ------------------------------------------

Liabilities:
  Mortgage notes payable                                              $6,000,000
  Note Payab affiliate                                                   308,664
  Accounts payable                                                        65,026
  Accrued expenses                                                        71,913
  Accrued interest payable                                               135,624
  Advances payable                                                       429,254
  Construction costs payable                                             217,065
  Rent received in advance                                                 3,310
  Tenant security deposits payable                                        13,540
  Developer fee payable                                                  828,240
                                                                      ----------
                                                                       8,072,636

Partners' equity (deficit)                                               662,554
                                                                      ----------

                                                                      $8,735,190
                                                                      ==========




   The accompanying notes are an integral part of these financial statements.

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                      Pleasant Village Limited Partnership

                            STATEMENT OF OPERATIONS

                          Year Ended December 31, 2006



Revenue:
  Rent, net                                                         $ 1,208,100
  Other                                                                  26,473
                                                                    -----------
                                                                      1,234,573
Expenses:
  Administrative                                                        273,913
  Utilities                                                             570,681
  Operating and maintenance                                             336,295
  Taxes and insurance                                                   135,004
  Interest                                                              304,507
  Other financial                                                        36,799
  Depreciation                                                          104,486
  Amortization                                                            1,756
                                                                    -----------
                                                                      1,763,441
                                                                    -----------
     Operating income (loss) before partnership income (loss)          (528,868)
                                                                    -----------
  Other revenue                                                          57,979
                                                                    -----------

     Net income (loss)                                              $  (470,889)
                                                                    ===========




   The accompanying notes are an integral part of these financial statements.

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                      Pleasant Village Limited Partnership

                    STATEMENT OF CHANGES IN PARTNERS' EQUITY

                          Year Ended December 31, 2006



                                      General         Limited
                                      Partner         Partner           Total
                                    -----------     -----------     -----------
Balance - January 1, 2006           $       (57)    $  (566,500)    $  (566,557)

Contributions                                         1,715,000       1,715,000

Syndication costs                                       (15,000)        (15,000)

Net income (loss)                           (47)       (470,842)       (470,889)
                                    -----------     -----------     -----------

Balance - December 31, 2006         $      (104)    $   662,658     $   662,554
                                    ===========     ===========     ===========






   The accompanying notes are an integral part of these financial statements.

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                      Pleasant Village Limited Partnership


                            STATEMENT OF CASH FLOWS
                           Increase (Decrease) in Cash

                          Year Ended December 31, 2006



Cash flows from operating activities:                               $  (470,889)
Net income (loss)                                                       106,242
  Adjustments to reconcile net income (loss) to net cash
       provided (used) by operating activities:
    Depreciation and amortization
    Changes in certain assets and liabilities:
       Accounts receivable                                              (11,899)
       Accounts payable                                                  65,023
       Accrued expenses                                                  71,913
       Accrued interest payable                                         135,624
       Rent received in advance                                           3,310
       Tenant security deposits                                            (790)
                                                                    -----------
    Net cash provided (used) by operating activities                   (101,466)

Cash flows from investing activities:
  Purchase of fixed assets                                             (959,039)
  Deposits to reserve accounts                                       (3,521,230)
                                                                    -----------
    Net cash provided (used) by investing activities                 (4,480,269)

Cash flows from financing activities:
  Payments on notes payable                                          (2,786,020)
  Proceeds from notes payable                                         6,000,000
  Syndication costs and other financing fees                           (252,200)
  Contributions                                                       1,715,000
                                                                    -----------
    Net cash provided by financing activities                         4,676,780

    Net increase in cash                                                 95,045

    Cash - beginning of year                                              9,088
                                                                    -----------

    Cash - end of year                                              $   104,133
                                                                    ===========

Supplemental disclosure of cash flow information:
  Cash paid for interest                                            $   168,883


Supplemental schedule of non-cash investing and financing activities:


   The accompanying notes are an integral part of these financial statements.

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t
                      Pleasant Village Limited Partnership

                     STATEMENT OF CASH FLOWS - (CONTINUED)
                           Increase (Decrease) in Cash

                          Year Ended December 31, 2006


Additions to construction-in-progress financed by:
  Developer fee payable                                              $  828,240
  Construction costs payable                                         $  217,065







   The accompanying notes are an integral part of these financial statements.

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                      Pleasant Village Limited Partnership

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS

Pleasant Village Limited Partnership (the Partnership) is a Oregon limited partnership which was formed in 2004 to own and operate a 200-unit apartment project (the Project) in Dallas, Texas. The Project will be rehabilitated in conformity with the provisions of Section 42 of the Internal Revenue Code, including, but not limited to, complying with tenant eligibility and rent restrictions.

The Partnership was formed by and among the General Partner, Walker Guardian LLC, an Oregon limited liability company, and the Limited Partner, Walker Bridge L.L.C. The Partnership shall continue until January 1, 2050 unless terminated as provided by the Agreement of Limited Partnership. During 2006 a new limited partner WNC Housing Tax Credit Fund VI Series 13, L.P was admitted and Walker Bridge L.L.C. withdrew as the limited partner.

The Partnership has assumed existing contracts with the US. Department of Housing and Urban Development ("HUD") under the Section 8 Housing Assistance Payment Program, which covers 130 of the 200 housing units in the Project. The project receives a rent subsidy provided by HUD. During the year rental revenue from HUD totaled $869,476, representing 70 percent of total revenue. The rent subsidy contract with HUD expires September, 2007.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting
--------------------
The accrual method of accounting is used for financial statement purposes.

Depreciation
------------
Depreciation is computed for financial statement purposes using the straight-line method over the estimated useful lives of the related assets.

Amortization
------------
Amortization is computed on a straight-line basis. Financing costs are amortized over 5 years.

Income Taxes
------------
No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the respective partners on their income tax returns.

Cash Equivalents
----------------
For purposes of the statement of cash flows, the Partnership considers all investment instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 2006, there were no cash equivalents.

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                      Pleasant Village Limited Partnership

                         NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Estimates
---------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

Cost Capitalization
-------------------
Costs that clearly relate to the rehabilitation of the project are capitalized. Costs are allocated to project components by the specific identification method.

Concentration of Credit
-----------------------
The Partnership maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. Management believes the Partnership is not exposed to any significant credit risk on cash and cash equivalents.

NOTE 3 - RELATED PARTY TRANSACTIONS

Developer fee payable
---------------------
Developer fees are owed to an affiliate of the managing member for services rendered during the rehabilitation of the project . There is no interest charged on the note. There were no payments made during the year. As of December 31, 2006 developer fee payable totaled $828,240 all of which was earned. The Development Fee Agreement provides for a development fee equal to the greater of $1,104,320 or 15 % of total development costs to be paid to Guardian Affordable Housing Development LLC.

Property Management Fee
-----------------------
Management of the Project has been performed by an affiliate of the managing member. During the year ended December 31, 2006, management fees charged by the related entity totaled $77,290, of which $22,807 was paid.

Asset Management Fee
--------------------
The operating agreement provides for the investor member to be paid an annual asset management fee beginning in 2008 in the amount of $7,500 with annual increases of 3%.

Other fees
----------
Tenant and employment background screening services of the Project has been performed by an affiliate of the managing member. During the year ended December 31, 2006, screening fees totaling $4,766 was earned by and paid to the related entity.

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                      Pleasant Village Limited Partnership

                         NOTES TO FINANCIAL STATEMENTS


NOTE 3 - RELATED PARTY TRANSACTIONS - (CONTINUED)

General Partner Advances
------------------------
Accounts payable to an affiliate of the General Partner totaled $373,653 for 2006. The amounts relate to operating costs of the Project, financing costs and capital improvements to the Project. Under the terms of the Agreement of Limited Partnership, amounts advanced by Guardian Management LLC bear interest at 9.5% per annum for a 40 year term. Accrued interest payable on the note totaled $36,799. The note is not secured by the property and payments shall be made solely from Net Operating Income, sale or refinancing proceeds.

Former Limited Partner Advances
-------------------------------
The amounts due to Walker Bridge LLC are due on demand. Under the terms of the Agreement of Limited Partnership, amounts advanced by Walker Bridge LLC bear interest at 12% per annum. During the year payments totaling $482,520 were made on the note. Principal and accrued interest due on the note totaled $55,601 and $135,624 respectively.

Notes Payable
-------------
The partnership has a Note Payable to Apartment Acquisition LLC in the amount of $308,664. The note is in connection with the purchase of the Project, for which Apartment Acquisitions LLC assigned the right to purchase the Project to the Partnership in exchange for a non-interest bearing note. The note is due in annual payments equal to Net Cash Flow. The note matures December 2020. The note is not secured by the property.

NOTE 4 - NOTES PAYABLE

The partnership had a Note Payable to Sterling Savings Bank in the amount of $2,303,500 for the acquisition and operations of the project. The note was paid off during August, 2006 with a bond payable in the original amount of $6,000,000 from U.S. National Bank Association (the "Bank"). The Bank is also the trustee for the Bonds. Monthly payments of $35,973 are due beginning August, 2007 and the note is secured by the property. The note matures August 2022.

Affiliates of the general partner have personally guaranteed to the Note
Payable.

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                      Pleasant Village Limited Partnership

                         NOTES TO FINANCIAL STATEMENTS


NOTE 4 - NOTES PAYABLE - (CONTINUED)

The following schedule outlines principal amounts due on the note:

               Year                                        Amount
               ----                                     -----------
               2007                                     $    27,141
               2008                                          69,277
               2009                                          74,657
               2010                                          79,330
               2011                                          84,293
               2012                                       5,665,302
                                                        -----------
                                                        $ 6,000,000
                                                        ===========


NOTE 5 - MEMBERS' CAPITAL

Since the formation of Company, total capital contributions of $ -0-, $285, and $1,714,715 have been received from the General Partner, the Special Limited Partner and the Limited Partner, respectively. The Limited Partner is required to make additional capital contributions of $1,134,885. No additional capital contributions are required by the General Partner and the Special Limited Partner.

NOTE 6 -COMMITMENTS AND CONTINGENCIES

Construction Completion Guaranty
--------------------------------
The General Partner has provided a construction completion guaranty to the Partnership, and, if necessary, shall pay all costs in excess of designated proceeds to assure the completion.

Construction Commitment
-----------------------
The Partnership has entered into a construction contract for the rehabilitation of the project that provides for total construction costs of $3,751,509. Of this amount, $611,250 has been billed as of December 3 1,2006 leaving a remaining construction commitment of $3,140,259.